UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): June 30, 2001


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                           Commission File No. 0-18387

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                       PEGASUS AIRCRAFT PARTNERS II, L.P.
             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900





                       This document consists of 3 pages.


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Item 5.  Other Events.


         Pegasus Aircraft Partners II, L.P. (the "Partnership") is distributing $0.20 per Unit on or about July 10, 2001 to unitholders of record as of June 30, 2001. The distribution is a result of cashflow from operations.


         The amount of future cash distributions will be determined on a quarterly basis after an evaluation of the Partnership's operating results and its current and expected financial position and capital requirements. The Boeing 727 freighter leased to Capital Cargo has been returned and the Partnership filed a lawsuit in June to attempt to collect past due rent and other damages. While the Partnership will seek a new lessee for its MD-81 aircraft formerly leased to US Airways and the Capital Cargo Boeing 727 aircraft, there can be no assurance as to the success or the timing of these remarketing efforts.


         This report may contain, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Partnership's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might cause such a difference include general economic and business conditions, competition and other factors. The Partnership undertakes no obligation to release publicly any revisions to the forward-looking statements, if any, to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.





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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PEGASUS AIRCRAFT PARTNERS II, L.P.
                                        (Registrant)
                                        By:    Air Transport Leasing, Inc.
                                               Administrative General Partner





           July 2, 2001                        By:  /S/Clifford B. Wattley
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                                                    Clifford B. Wattley
                                                    President and Director